As filed with the Securities and Exchange Commission on June 28, 2005

Registration No. 333-67734

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CHESAPEAKE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State of Incorporation)	(I.R.S. Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma 73118

(Address of principal executive offices) (zip code)

CHESAPEAKE ENERGY CORPORATION 2001 NONQUALIFIED

STOCK OPTION PLAN

(Full title of the plan)

Aubrey K. McClendon

Chairman of the Board and

Chief Executive Officer

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

(Name and address for agent for service)

(405) 848-8000

(Telephone number, including area code, of agent for service)

Copies to: Connie S. Stamets, Esq. Winstead Sechrest & Minick P.C. 5400 Renaissance Tower 1201 Elm Street Dallas, Texas 75270

EXPLANATORY NOTE

Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), registered, pursuant to a Registration Statement on Form S-8 (Registration Number 333-67734) filed with the Securities and Exchange Commission on August 16, 2001 (the “Registration Statement”), the offer and sale of up to 3,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), issuable under the Chesapeake Energy Corporation 2001 Nonqualified Stock Option Plan (the “2001 NQ Plan”). On March 4, 2005, the Company’s Board of Directors adopted the Chesapeake Energy Corporation Long Term Incentive Plan (the “LTIP”), which is intended to replace the 2001 NQ Plan. The Company’s shareholders approved the LTIP on June 10, 2005, and the LTIP became effective on October 1, 2004. No future awards will be made under the 2001 NQ Plan.

Pursuant to the undertakings in Item 9 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove 158,379 shares of Common Stock (the “Deregistered Shares”) remaining under the 2001 NQ Plan from registration under the Registration Statement.

The filing fee related to the Deregistered Shares will be carried over to a new Registration Statement on Form S-8 that is being filed by the Company contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on June 28, 2005.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Aubrey K. McClendon

Aubrey K. McClendon

Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on June 28, 2005.

SIGNATURE	TITLE

/s/ Aubrey K. McClendon	Chairman of the Board, Chief Executive
Aubrey K. McClendon	Officer and Director

(Principal Executive Officer)

*	President, Chief Operating Officer and
Tom L. Ward	Director

(Principal Executive Officer)

*	Executive Vice President and Chief
Marcus C. Rowland	Financial Officer

(Principal Financial Officer)

*	Senior Vice President - Accounting
Michael A. Johnson	(Principal Accounting Officer)

*	Director

Breene M. Kerr

*	Director

Frederick B. Whittemore

* By:	/s/ Aubrey K. McClendon

Aubrey K. McClendon

Attorney-in-fact